UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  October 4, 2010

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-545-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2010, we completed the execution of a stock exchange agreement dated October 4, 2010, pursuant to which we plan to acquire Bruenger Trucking Company of Witchita, Kansas and its wholly owned subsidiary, M. Bruenger & Co., Inc.

The price we are paying consists of $9 million in cash and two million shares of our common stock.  We are buying Bruenger from its seven stockholders.  Prior to the agreement, we had not relationship with the selling stockholders or with Bruenger.

Bruenger began operations in 1936 and is today one of the largest Kansas-based refrigerated and dry van motor freight carriers, providing coast-to-coast service with a modern fleet of 160 tractors, 187 refrigerated units and thirty dry vans.

Bruenger earned over $21 million in revenues in 2009.

The agreement calls for a closing within forty-five days.  We will require financing for the cash portion of the price.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of Bruenger to be filed within seventy-one calendar days after the date of this report.

(b) Pro forma financial information.

Pro forma financial information, if required, to be filed within seventy-one calendar days after the date of this report.

(d) Exhibits.

10.1	Stock Exchange Agreement dated October 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

/s/ Paul A. Henley
Paul A. Henley
Chief Executive Officer

October 8, 2010